As filed with the Securities and Exchange Commission on May 5, 2014

Registration No. 333-194030

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BERRY PLASTICS GROUP, INC.

BERRY PLASTICS CORPORATION

(Exact name of each registrant as specified in its charter)

Delaware Delaware	3089 3089	20-5234618 35-1814673
(State or other jurisdiction of incorporation)	(Primary Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANTS LISTED ON FOLLOWING PAGE

101 Oakley Street

Evansville, IN 47710

(812) 424-2904

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan D. Rich

Chief Executive Officer

101 Oakley Street

Evansville, IN 47710

(812) 424-2904

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew J. Nussbaum

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share of Berry Plastics Group, Inc.	—	—	—	—
Preferred Stock, $0.01 par value per share of Berry Plastics Group, Inc.	—	—	—	—
Debt Securities of Berry Plastics Corporation	—	—	—	—
Guarantees of the Debt Securities of Berry Plastics Corporation(4)	—	—	—	—

(1)	Not required, pursuant to General Instruction II.E of Form S-3.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.
(4)	All guarantees and other obligations that Berry Plastics Group, Inc. and the guarantors named in the Table of Additional Registrants may have with respect to debt securities that may be issued by Berry Plastics Corporation are being registered hereunder. No separate consideration will be received for such guarantees or any other such obligations. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees or obligations.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
AeroCon, LLC	Delaware	3089	35-1948748
Berry Plastics Acquisition Corporation V	Delaware	3089	36-4509933
Berry Plastics Acquisition Corporation IX	Delaware	3089	35-2184302
Berry Plastics Acquisition Corporation XI	Delaware	3089	35-2184300
Berry Plastics Acquisition Corporation XII	Delaware	3089	35-2184299
Berry Plastics Acquisition Corporation XIII	Delaware	3089	35-2184298
Berry Plastics Acquisition Corporation XV, LLC	Delaware	3089	35-2184293
Berry Plastics Acquisition LLC X	Delaware	3089	35-2184301
Berry Plastics Design, LLC	Delaware	3089	62-1689708
Berry Plastics Filmco, Inc.	Delaware	3081	34-1848686
Berry Plastics IK, LLC	Delaware	3089	42-1382173
Berry Plastics Opco, Inc.	Delaware	3089	30-0120989
Berry Plastics SP, Inc.	Delaware	3089	52-1444795
Berry Plastics Technical Services, Inc.	Delaware	3089	57-1029638
Berry Sterling Corporation	Delaware	3089	54-1749681
BPRex Closures Kentucky Inc.	Delaware	3089	56-2209554
BPRex Closures, LLC	Delaware	3089	27-4579074
BPRex Closure Systems, LLC	Delaware	3089	27-4588544
BPRex Delta Inc.	Delaware	3089	71-0725503
Caplas LLC	Delaware	3089	20-3888603
Caplas Neptune, LLC	Delaware	3089	20-5557864
Captive Plastics, LLC	Delaware	3089	22-1890735
Captive Plastics Holdings, LLC	Delaware	3089	20-1290475
Cardinal Packaging, Inc.	Delaware	3089	34-1396561
Covalence Specialty Adhesives LLC	Delaware	2672	20-4104683
Covalence Specialty Coatings LLC	Delaware	2672	20-4104683
CPI Holding Corporation	Delaware	3089	34-1820303
Grafco Industries Limited Partnership	Maryland	3089	52-1729327
Kerr Group, LLC	Delaware	3089	95-0898810
Knight Plastics, LLC	Delaware	3089	35-2056610
Packerware, LLC	Delaware	3089	48-0759852
Pescor, Inc.	Delaware	3089	74-3002028
Pliant Corporation International	Utah	2673	87-0473075
Pliant, LLC	Delaware	2673	43-2107725
Poly-Seal, LLC	Delaware	3089	52-0892112
Prime Label & Screen Incorporated	Wisconsin	2759	39-1741360
Rollpak Corporation	Delaware	3089	35-1582626
Saffron Acquisition, LLC	Delaware	3089	94-3293114
Seal for Life Industries, LLC	Delaware	2672	46-1748055
Setco, LLC	Delaware	3089	56-2374074
Sun Coast Industries, LLC	Delaware	3089	59-1952968
Uniplast Holdings, LLC	Delaware	2673	13-3999589
Uniplast U.S., Inc.	Delaware	2673	04-3199066
Venture Packaging, Inc.	Delaware	3089	51-0368479
Venture Packaging Midwest, Inc.	Delaware	3089	34-1809003

*	All additional registrants have the following principal executive office:

c/o Berry Plastics Corporation

101 Oakley Street,

Evansville, Indiana 47710

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Automatic Shelf Registration Statement on Form S-3 (File No. 333-194030) of Berry Plastics Group, Inc., which was filed with the Securities and Exchange Commission and became effective on February 19, 2014. This Post-Effective Amendment No. 1 is being filed for the purpose of: (i) adding Berry Plastics Corporation as a co-registrant with respect to the securities of Berry Plastics Corporation indicated herein (ii) registering the offer and sale of debt securities to be issued by Berry Plastics Corporation (referred to herein as “Debt Securities of Berry Plastics Corporation”), (iii) adding those direct and indirect subsidiaries of Berry Plastics Corporation and Berry Plastics Group, Inc. listed on the preceding page under the caption “Table of Additional Registrants” (such subsidiaries are referred to herein as the “Subsidiary Guarantors”) as co-registrants to the Registration Statement to allow such Subsidiary Guarantors and Berry Plastics Group, Inc. to guarantee debt securities of Berry Plastics Corporation that may be offered pursuant to this Registration Statement (such guarantees are referred to herein as “Guarantees of Debt Securities”), (iv) adding Debt Securities of Berry Plastics Corporation and Guarantees of Debt Securities to the Registration Statement, (v) amending the base prospectus that forms a part of the Registration Statement to describe the Debt Securities of Berry Plastics Corporation and Guarantees of Debt Securities, (vi) updating certain information in the base prospectus and the information in Part II of the Registration Statement with respect to the addition of the Berry Plastics Corporation and the Subsidiary Guarantors, and (vii) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

BERRY PLASTICS GROUP, INC.

COMMON STOCK

PREFERRED STOCK

GUARANTEES OF DEBT SECURITIES

BERRY PLASTICS CORPORATION

DEBT SECURITIES

Berry Plastics Group, Inc. (“Berry”) may offer and sell from time to time common stock, preferred stock (including preferred stock that may be convertible into or exercisable or exchangeable for shares of common stock or preferred stock), and may guarantee Berry Plastics Corporation’s debt securities. In addition, Berry Plastics Corporation (“BPC”), a wholly owned subsidiary of Berry, may offer and sell from time to time debt securities. The debt securities issued by BPC may be guaranteed by Berry and/or one or more subsidiaries identified in this prospectus on terms to be determined at the time of the offering. We may offer and sell these securities from time to time separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more supplements to this prospectus.

In addition, selling stockholders, who will be named in a prospectus supplement and who may be our affiliates, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be set forth in one or more supplements to this prospectus. We will not receive any proceeds from the sale of shares of our common stock to be offered by the selling stockholders. The selling stockholders will bear any underwriting commissions and discounts attributable to their sale of our common stock and we will bear the remaining expenses.

This prospectus provides a general description of the securities that we or the selling stockholders may offer. Each time we and/or one or more selling stockholders offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and, if one or more selling stockholders is offering and selling securities, the selling stockholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as any document incorporated by reference in this prospectus and any accompanying prospectus supplement, carefully before you make your investment decision. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Berry Plastics Group, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “BERY.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus. You should carefully review the risks and uncertainties contained in the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus and any accompanying prospectus supplement, before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that Berry and BPC filed with the Securities and Exchange Commission (the “SEC”). Under the automatic shelf registration process, we and/or the selling stockholders to be named in one or more prospectus supplements may offer and sell, from time to time, common stock of Berry, and we may offer and sell, from time to time, preferred stock or debt securities of Berry and BPC may sell debt securities, in each case in one or more offerings. The debt securities may be guaranteed by Berry and/or by one or more subsidiaries identified in this prospectus on terms to be determined at the time of the offering.

Each time we or one or more selling stockholders sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the terms of the offering. In addition, if one or more selling stockholders sell securities under this prospectus, the prospectus supplement will contain specific information about the selling stockholders. The prospectus supplement may include a discussion of risk factors or other special considerations that apply to the securities being offered and sold. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in the accompanying prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will be deemed to constitute a part of this prospectus only as so modified or superseded.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should read both this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference in this prospectus and any accompanying prospectus supplement and any free writing prospectus that we may distribute. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus forms a part, which you can find on the SEC website and at the SEC offices described under the heading “Where You Can Find More Information.” We are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement of which this prospectus forms a part, you should refer to that agreement or document for its complete contents, as statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries.

You should not assume that the information in this prospectus or any accompanying prospectus supplement or document incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations or cash flows may have changed since the date of the applicable document, and neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus, nor any distribution of

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securities pursuant to such documents, shall create any implication that there has been no change in the information set forth or incorporated in this prospectus or any applicable prospectus supplement or other offering material or in our affairs since the date of the applicable document.

Neither we nor the selling stockholders are making an offer to sell or soliciting an offer to purchase any securities in any jurisdiction where the offer or sale is not permitted.

Except as otherwise indicated or unless the context otherwise requires, the terms the “company,” “we,” “our” and “us” refer to Berry Plastics Group, Inc. and its subsidiaries, including BPC, on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge on our website at http://www.berryplastics.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those publicly filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or any accompanying prospectus supplement. Accordingly, we incorporate by reference in this prospectus the documents listed below and any future filings that Berry makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File Number 001-35672) prior to the termination of the offering of securities under this prospectus (excluding information deemed to be furnished and not filed with the SEC), which shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing thereof:

•	Annual Report on Form 10-K for the fiscal year ended September 28, 2013, filed with the SEC on December 11, 2013;

•	The information responsive to Part III of Form 10-K for the fiscal year ended September 28, 2013 provided in Berry’s Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2014 and December 28, 2013 filed with the SEC on May 2, 2014 and January 31, 2014, respectively;

•	Current Reports on Form 8-K filed on October 7, 2013, October 8, 2013, November 18, 2013, November 22, 2013 (excluding Item 2.02 and related Exhibit 99.1), January 7, 2014, January 29, 2014, February 25, 2014, March 12, 2014, April 15, 2014 and April 29, 2014; and

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•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on September 28, 2012.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus incorporates. You may request copies by writing or telephoning us at the following:

Berry Plastics Group, Inc.

101 Oakley Street

Evansville, IN 47710

Attention: General Counsel

(812) 424-2904

INDUSTRY AND MARKET DATA

This prospectus and any accompanying prospectus supplement, and any document incorporated by reference into this prospectus and any accompanying prospectus supplement, may include industry and trade association data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other information available to us. Some data are also based on our good-faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information. In certain of the markets in which we operate, it may be difficult to directly ascertain industry or market data. Unless otherwise noted, statements as to our market share and market position are approximated and based on management experience and estimates using the above-mentioned third-party data combined with our internal analysis and estimates. While we are not aware of any misstatements regarding our industry data presented in the applicable documents, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference into this prospectus and any accompanying prospectus supplement. Similarly, while we believe our internal research is reliable, such research has not been verified by any independent sources.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any prospectus supplement, free writing prospectus and documents incorporated by reference in this prospectus or any prospectus supplement may contain, “forward-looking statements” that involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on, and speak only as of, the date of the applicable document in which they are contained.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under the heading “Risk Factors” and elsewhere in this prospectus and any prospectus supplement, as well as documents incorporated by reference into this prospectus or any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All forward-looking information in this prospectus, and any prospectus supplement, free writing prospectus and documents incorporated by reference in this prospectus or any prospectus supplement, and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	risks associated with our substantial indebtedness and debt service;

•	changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices on a timely basis;

•	performance of our business and future operating results;

•	risks related to our acquisition strategy and integration of acquired businesses;

•	reliance on unpatented know-how and trade secrets;

•	increases in the cost of compliance with laws and regulations, including environmental, safety, production and product laws and regulations;

•	risks related to disruptions in the overall economy and the financial markets that may adversely impact our business;

•	catastrophic loss of one of our key manufacturing facilities, natural disasters and other unplanned business interruptions;

•	risks of competition, including foreign competition, in our existing and future markets;

•	general business and economic conditions, particularly an economic downturn;

•	the ability of our insurance to cover fully our potential exposures; and

•	the other factors discussed in the section of this prospectus and the documents incorporated by reference herein under the headings “Risk Factors.”

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We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus and any prospectus supplement, free writing prospectus and documents incorporated by reference in this prospectus or any prospectus supplement may not in fact occur. Accordingly, investors should not place undue reliance on those statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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THE COMPANY

We are a leading provider of value-added plastic consumer packaging and engineered materials with a track record of delivering high-quality customized solutions to our customers. Our products utilize our proprietary research and development platform, which includes a continually evolving library of Berry-owned molds, patents, manufacturing techniques and technologies. We sell our solutions predominantly into consumer-oriented end-markets, such as food and beverage, healthcare, and personal care. We believe our customers look to us for solutions that have high consumer impact in terms of form, function, and branding. Representative examples of our products include drink cups, thin-wall containers, bottles, specialty closures, prescription vials, specialty films, adhesives, and corrosion protection materials.

We believe that we have created one of the largest product libraries in our industry, allowing us to be a comprehensive solution provider to our customers. We have more than 13,000 customers, which consist of a diverse mix of leading national, mid-sized regional and local specialty businesses. The size and scope of our customer network allows us to introduce new products we develop or acquire to a vast audience that is familiar with, and we believe partial to, our brand. In fiscal 2013, no single customer represented more than 3% of net sales and our top ten customers represented 18% of net sales. We believe our manufacturing processes and our ability to leverage our scale to reduce expenses on items, such as raw materials, position us as a low-cost manufacturer relative to our competitors. For example, we believe based on management estimates that we are one of the largest global purchasers of plastic resins, at more than 2 billion pounds per year, which gives us scaled purchasing savings.

We organize our business into four operating divisions: Rigid Open Top, Rigid Closed Top (which together make up our Rigid Packaging business), Engineered Materials, and Flexible Packaging. Additional financial information about our business segments is provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Notes to Consolidated Financial Statements,” each of which is incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, filed with the SEC on December 11, 2013 and our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2014, filed with the SEC on May 2, 2014.

Berry was incorporated in Delaware on November 18, 2005. BPC, a wholly owned subsidiary of Berry, was incorporated in Delaware on December 11, 1990. The principal executive offices of Berry and BPC are located at 101 Oakley Street, Evansville, Indiana 47710, and the telephone number is (812) 424-2904. We also maintain an Internet site at http://www.berryplastics.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

The Guarantors

The guarantors of the debt securities of BPC may include Berry and the following direct and indirect subsidiaries of Berry and BPC:

• AeroCon, LLC	• BPRex Closure Systems, LLC
• Berry Plastics IK, LLC	• BPRex Closures Kentucky Inc.
• Berry Plastics Acquisition Corporation V	• BPRex Closures, LLC
• Berry Plastics Acquisition Corporation IX	• BPRex Delta Inc.
• Berry Plastics Acquisition LLC X	• Caplas LLC
• Berry Plastics Acquisition Corporation XI	• Caplas Neptune, LLC
• Berry Plastics Acquisition Corporation XII	• Captive Plastics Holdings, LLC
• Berry Plastics Acquisition Corporation XIII	• Captive Plastics, LLC
• Berry Plastics Acquisition Corporation XV, LLC	• Cardinal Packaging, Inc.
• Berry Plastics Design, LLC	• Covalence Specialty Adhesives LLC

• Berry Plastics Filmco, Inc.	• Covalence Specialty Coatings LLC
• Berry Plastics Opco, Inc.	• CPI Holding Corporation
• Berry Plastics SP, Inc.	• Grafco Industries Limited Partnership
• Berry Plastics Technical Services, Inc.	• Kerr Group, LLC
• Berry Sterling Corporation	• Knight Plastics, LLC
• Packerware, LLC	• Setco, LLC
• Pescor, Inc.	• Sun Coast Industries, LLC
• Pliant Corporation International	• Uniplast Holdings, LLC
• Pliant, LLC	• Uniplast U.S., Inc.
• Poly-Seal, LLC	• Venture Packaging Midwest, Inc.
• Prime Label & Screen Incorporated	• Venture Packaging, Inc.
• Rollpak Corporation	• Seal for Life Industries, LLC
• Saffron Acquisition, LLC

If so provided in a prospectus supplement, each of the guarantors will fully and unconditionally guarantee, on a joint and several basis, BPC’s obligations under the debt securities, subject to certain limitations. The specific terms of any guarantee will be described in the applicable prospectus supplement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, the risk factors described under the heading “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in the documents that are incorporated in this prospectus or any applicable prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. Any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows. The risks and uncertainties we face are not limited to those described in these documents. Additional risks and uncertainties that we are unaware of or that we believe are less significant than those set forth in the risk factors described in these documents at the time of the applicable document could also materially adversely affect our business, financial condition, results of operations or cash flows and/or the value of your investment. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements.”

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities by us will be used for general corporate purposes. We will not receive any proceeds from the sale of the securities by selling stockholders, and we will bear all expenses, other than any underwriting commissions and discounts, attributable to the sale of securities by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth Berry’s ratio of earnings to fixed charges. We have not presented a ratio of earnings to fixed charges and preferred stock dividends because we did not have preferred stock outstanding as of the date of this prospectus. The following table should be read in conjunction with our consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended September 28, 2013, and the Quarterly Reports on Form 10-Q for the quarterly periods ended March 29, 2014 and December 28, 2013 filed with the SEC on May 2, 2014 and January 31, 2014, respectively, which are incorporated by reference in this prospectus. For further information, see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) to the registration statement of which this prospectus forms a part.

	Two Quarterly Periods Ended			Fiscal Year Ended
	March 29, 2014	March 30, 2013		September 28, 2013	September 29, 2012		October 1, 2011		October 2, 2010		September 26, 2009
Ratio	1.2x	0.9x	(a)	1.3x	1.0x	(a)	—	(a)	—	(a)	1.8x

(a)	Earnings, as adjusted, were inadequate to cover fixed charges by $164 million, $349 million and $1 million, respectively, for the fiscal years ended October 2, 2010, October 1, 2011 and September 29, 2012, and by $13 million for the two quarterly periods ended March 30, 2013.

Because we had no preferred stock outstanding during any of the periods presented, the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends are the same.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale from time to time of shares of our common stock by selling stockholders. Where applicable, information about selling stockholders, including their identities, the common stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus. The selling stockholders may include certain of our affiliates.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws, and of specific provisions of Delaware law.

General

Our capital stock consists of a total of 450 million authorized shares, of which 400 million shares, par value $0.01 per share, are designated as common stock and 50 million shares, par value $0.01 per share, are designated as preferred stock. As of May 1, 2014, there were 117,126,396 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Voting Rights. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our Board of Directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Liquidation Rights. Upon liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.

Other Matters. The common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable, and the shares of our common stock offered in this offering, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and non-assessable.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, shares of preferred stock are issuable from time to time, in one or more series, with the designations of the series, the voting rights of the shares of the series (if any), the powers, preferences and relative, participation, optional or other special rights (if any), and any qualifications, limitations or restrictions thereof as our Board of Directors from time to time may adopt by resolution (and without further stockholder approval), subject to certain limitations. Each series will consist of that number of shares as will be stated and expressed in the certificate of designations providing for the issuance of the stock of the series.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title and stated value of the series of shares of preferred stock and the number of shares constituting that series;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

•	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the series;

•	any listing of the series of shares of preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of preferred stock of another series or common stock, including the conversion price, or manner of calculating the conversion price;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in shares of preferred stock of the series will be represented by global securities;

•	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

•	a discussion of any material United States federal income tax consequences of owning or disposing of the shares of preferred stock of the series;

•	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Composition of Board of Directors; Election and Removal of Directors

In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, the number of directors comprising our Board of Directors is determined from time to time by our Board of Directors, and only a majority of the Board of Directors may fix the number of directors. The Board of Directors has taken, and will continue to take, all action necessary to comply with the applicable stock exchange rules, including appointing a majority of independent directors to the Board of Directors, and compensation and nominating and governance committees composed entirely of independent directors.

We currently have nine directors. Our bylaws provide that our Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our Board of Directors is elected at the annual meeting of stockholders, with such elections decided by plurality vote, each year, except as provided in the amended and restated stockholders agreement we entered into with Apollo Investment Fund VI, L.P., Apollo Investment Fund V, L.P. and their parallel investment funds (collectively, the “Apollo Funds”) in connection with our initial public offering. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board. Each director holds office until his successor is duly elected and qualified or until his earlier death, resignation or removal. Any vacancies on our Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, except as provided in the amended and restated stockholders agreement, as described below. Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors. At any meeting of our Board of Directors, except as otherwise required by law, a majority of the total number of directors that the company would have if there were no vacancies constitutes a quorum for all purposes.

The amended and restated stockholders agreement we entered into with the Apollo Funds and certain stockholders in connection with our initial public offering provides that, except as otherwise required by applicable law, if the Apollo Funds hold (a) at least 20% but less than 30% of our outstanding common stock, they will have the right to designate up to four director nominees, and (b) at least 10% but less than 20% of our outstanding common stock, they will have the right to designate up to three director nominees. The agreement provides that if the size of the Board of Directors is increased or decreased at any time, the Apollo Funds’ nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. The amended and restated stockholders agreement provides that, except as otherwise required by applicable law, the company must take all action within its power to cause all persons nominated by the Apollo Funds pursuant to the provisions described above to be included in the slate of nominees recommended by the Board of Directors to our stockholders for election as directors at each annual meeting of our stockholders and must use all reasonable efforts to cause the election of each such nominee, including soliciting proxies in favor of the election of such nominees. In addition, except as otherwise required by applicable law, the Apollo Funds have the right to designate a replacement to fill a vacancy on our Board of Directors that was designated by the Apollo Funds and we are required to take all action within our power to cause such vacancy to be filled by the replacement designated by the Apollo Funds (including by promptly appointing such designee to the Board of Directors). If the Apollo Funds no longer own at least 10% of our outstanding common stock, they will have no right to designate director nominees under the amended and restated stockholders agreement. See “Corporate Governance—Transactions with Related Persons,” incorporated by reference into this prospectus from our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014.

Special Meetings of Stockholders

Our amended and restated bylaws provide that special meetings of the stockholders may be called only by the Board of Directors or chairman, and only proposals included in the company’s notice or otherwise brought before the meeting by or at the direction of the Board may be considered at such special meetings.

Section 203 of the DGCL

In our amended and restated certificate of incorporation, we have elected not to be subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in the manner prescribed therein. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation’s voting stock.

Certain Corporate Anti-Takeover Provisions

Certain provisions in our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our amended and restated certificate of incorporation contains provisions that permit our Board of Directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. See “—Preferred Stock.”

Classified Board; Number of Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and the number of directors on our Board of Directors may be fixed only by the majority of our Board of Directors, as described above in “—Composition of Board of Directors; Election and Removal of Directors.”

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation provides that stockholders are able to remove directors only by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors and only for cause. Vacancies on our Board of Directors may be filled only by a majority of our Board of Directors then in office, although less than a quorum, except as provided in the amended and restated stockholders agreement, which provides that except as otherwise required by applicable law, the Apollo Funds have the right to designate a replacement to fill a vacancy on our Board of Directors that was designated by the Apollo Funds. See “Corporate Governance—Transactions with Related Persons,” incorporated by reference into this prospectus from our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014.

No Cumulative Voting

Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulative votes in the election of directors. Cumulative voting rights would be available to the holders of our common stock if our amended and restated certificate of incorporation did not negate cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders

Our amended and restated certificate of incorporation does not permit stockholder action without a meeting by consent if less than 50.1% of our outstanding common stock is owned by the Apollo Funds and their affiliates. Our amended and restated bylaws also provide that special meetings of the stockholders may be called only by the Board or chairman, and only proposals included in the company’s notice or otherwise brought before the meeting by or at the direction of the Board may be considered at such special meetings.

Advance Notice Requirements for Stockholders Proposals and Director Nominations

Our amended and restated bylaws provides that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally has to be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely has to be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Delaware Takeover Statute

In our amended and restated certificate of incorporation, we have elected not to be subject to Section 203 of the DGCL, which would have imposed additional requirements regarding certain mergers and other business combinations.

All the foregoing proposed provisions of our amended and restated certificate of incorporation and amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. In addition, under the amended and restated stockholders agreement, until such time as the Apollo Funds no longer beneficially own at least 25% of the total number of shares of our common stock outstanding at any time, the approval of a majority of the members of our Board of Directors, which must include the approval of a majority of the directors nominated by the Apollo Funds voting on the matter, is required for certain business combinations and to approve certain other matters. See “Corporate Governance—Transactions with Related Persons,” incorporated by reference into this prospectus from our Definitive Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on January 27, 2014.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These same provisions may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. In addition, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Corporate Opportunity

Our amended and restated certificate of incorporation provides that no officer or director of us who is also an officer, director, employee, managing director or other affiliate of the Apollo Funds will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to the Apollo Funds instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director or other affiliate has directed to the Apollo Funds.

Amendment of Our Certificate of Incorporation

Under Delaware law, our amended and restated certificate of incorporation provides that it may be amended only with the affirmative vote of a majority of the outstanding stock entitled to vote in the election of directors; provided that the Apollo Funds’ prior written consent is required for any amendment, modification or repeal of the provisions discussed above regarding the ability of Apollo Funds-related directors, as applicable, to direct or communicate corporate opportunities to the Apollo Funds, as applicable.

Amendment of Our Bylaws

Our amended and restated bylaws provide that except as provided in the amended and restated stockholders agreement, they may be amended by the vote of a majority of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote or by the vote of a majority of the Board.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

However, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our amended and restated certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our amended and restated certificate of incorporation provides that we will, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. We may, by action of our Board of Directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

The right to be indemnified will include the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking to repay such amount if it will be determined that he or she is not entitled to be indemnified.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board of Directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment nor the repeal of these indemnification provisions, nor the adoption of any provision of our amended and restated certificate of incorporation inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

We believe these provisions assist in attracting and retaining qualified individuals to serve as directors.

Listing

Shares of common stock are listed on the NYSE under the symbol “BERY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that BPC may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that BPC may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

BPC may issue debentures, notes, bonds or other evidences of indebtedness, which we refer to as debt securities, from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities and may be secured or unsecured. If BPC issues debt securities pursuant to an indenture, the trustee under such indenture will be specified in the applicable prospectus supplement. The specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock or other debt securities, will be described in the applicable prospectus supplement. The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference in this prospectus or applicable prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements BPC may enter into from time to time which are permitted under the debt securities or any indenture) to be entered into between BPC and the trustee named in the applicable prospectus supplement, which will be filed by amendment as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a periodic report filed under the Exchange Act, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the summary below, the applicable prospectus supplement and the indenture and any related documents before making your investment decision.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon BPC may be served;

•	any optional redemption provisions, which would allow or BPC to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate or BPC to redeem, repay or purchase the debt securities;

•	if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•	if the debt securities are to be payable, at the election of BPC or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances BPC will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

•	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that BPC may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. Unless otherwise indicated in the applicable prospectus supplement, BPC may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

DESCRIPTION OF GUARANTEES

Berry and certain subsidiaries of BPC may fully and unconditionally guarantee BPC’s obligations under any series of its debt securities.

The specific terms of any guarantee will be described in the applicable prospectus supplement.

The obligations of each guarantor under its guarantee will be limited to the maximum amount that will not result in the obligations of such guarantor under such guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The specific provisions under which a guarantor may be released and discharged from its guarantee will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell their shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than this prospectus.

In addition, we or any selling stockholder may enter into option, share lending or other types of transactions that require us or such selling stockholder to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or any selling stockholder may enter into hedging transactions with respect to our securities. For example, we or such selling stockholder may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us or the selling stockholders from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling stockholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we or any selling stockholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling stockholders pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment. We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling stockholders pay for solicitation of these delayed delivery contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and/or by any selling stockholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling stockholder in the ordinary course of business.

Our common stock is listed on the New York Stock Exchange under the symbol “BERY.” Common stock sold under this prospectus will be listed on the New York Stock Exchange, upon official notice of issuance. Unless otherwise specified in the applicable prospectus supplement, we will not list our debt securities on any securities exchange, and such debt securities will be a new issue of securities with no established trading market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Wachtell, Lipton, Rosen & Katz, New York, New York, will pass upon for us the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements of Berry Plastics Group, Inc., appearing in Berry Plastics Group, Inc.’s Annual Report (Form 10-K) for the fiscal year ended September 28, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Berry Plastics Group, Inc. (the “Registrant”) in connection with the issuance and distribution of the securities being registered. All amounts are estimates, except the SEC registration, Financial Industry Regulatory Authority, Inc. and stock exchange filing and listing fees.

SEC registration fee	$	*
Stock exchange filing fee and listing fee		**
Transfer agent and registrar fees		**
Printing and engraving expenses		**
Legal and accounting fees and expenses		**
Financial Industry Regulatory Authority, Inc. filing fee		225,500
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
**	These estimated expenses are calculated based on the securities offered and the number of issuances and accordingly are not presently known.

Item 15.	Indemnification of Directors and Officers.

Berry Plastics Group, Inc.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Article X of Berry Plastics Group, Inc.’s amended and restated certificate of incorporation provides for the indemnification of directors, officers, employees or agents to the fullest extent permitted by the DGCL. Article X of Berry Plastics Group, Inc.’s amended and restated certificate of incorporation also provides that, in any action initiated by a person seeking indemnification, Berry Plastics Group, Inc. shall bear the burden of proof that the person is not entitled to indemnification.

Section 102(b)(7) of the DGCL provides that a Delaware corporation may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article IX of Berry Plastics Group, Inc.’s Amended and Restated Certificate of Incorporation includes such a provision.

Section 145(g) of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the corporation or, if serving in such capacity at the request of the corporation, of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the DGCL. Article X of Berry Plastics Group, Inc.’s Amended and Restated Certificate of Incorporation permits Berry Plastics Group, Inc. to maintain insurance, at Berry Plastics Group, Inc.’s expense, to protect Berry Plastics Group, Inc. or any directors, officers, employees or agents of the company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not Berry Plastics Group, Inc. would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Berry Plastics Corporation

For a description of Delaware law, see above under the heading “Berry Plastics Group, Inc.”

The Amended and Restated Bylaws of Berry Plastics Corporation provide for indemnification, to the fullest extent permitted by the DGCL, of any director or officer of Berry Plastics Corporation (and their legal representatives), and of any person serving at the request of Berry Plastics Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), except that Berry Plastics Corporation shall indemnify an indemnitee for a proceeding initiated by such indemnitee only if the proceeding was authorized by Berry Plastics Corporation’s board of directors. The Amended and Restated Bylaws of Berry Plastics Corporation provide for mandatory advancement of expenses to indemnitees defending any proceeding in advance of its final disposition upon an undertaking to repay such amounts advanced if it is ultimately determined that such indemnitee is not entitled to indemnification. The Amended and Restated Bylaws of Berry Plastics Corporation states that Berry Plastics Corporation shall hold indemnitees harmless to the fullest extent authorized by the DGCL.

Subsidiary Guarantor Registrants

Delaware Corporation Guarantors—Berry Plastics Acquisition Corporation V, Berry Plastics Acquisition Corporation IX, Berry Plastics Acquisition Corporation XI, Berry Plastics Acquisition Corporation XII, Berry Plastics Acquisition Corporation XIII, Berry Plastics Filmco, Inc., Berry Plastics Opco, Inc., Berry Plastics SP,

Inc., Berry Plastics Technical Services, Inc., Berry Sterling Corporation, BPRex Closures Kentucky Inc., BPRex Delta Inc., Cardinal Packaging, Inc., CPI Holding Corporation, Pescor, Inc., Rollpak Corporation, Uniplast U.S., Inc., Venture Packaging, Inc., and Venture Packaging Midwest, Inc. (the “Delaware Corporation Guarantors”).

For a description of Delaware law, see above under the heading “Berry Plastics Group, Inc.”

The Amended and Restated Bylaws of each Delaware Corporation Guarantor provide for indemnification, to the fullest extent permitted by the DGCL, of any director or officer of the Delaware Corporation Guarantor (and their legal representatives), and of any person serving at the request of the Delaware Corporation Guarantor as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), except that the Delaware Corporation Guarantor shall indemnify an indemnitee for a proceeding initiated by such indemnitee only if the proceeding was authorized by the Delaware Corporation Guarantor’s board of directors. The Certificate of Incorporation of each of BPRex Closures Kentucky Inc. and BPRex Delta Inc. further provide for the indemnification of all persons whom such corporations have the power to indemnify to the fullest extent permissible under the DGCL. The Certificate of Incorporation of Cardinal Packaging, Inc. further provides for indemnification, to the fullest extent permitted by the DGCL, of any director or officer of the corporation (and their legal representatives), and of any person serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), subject to the limitation contained in the Amended and Restated Bylaws. The Amended and Restated Bylaws of each Delaware Corporation Guarantor, and the Certificate of Incorporation of Cardinal Packaging, Inc., provide for mandatory advancement of expenses to indemnitees defending any proceeding in advance of its final disposition upon an undertaking to repay such amounts advanced if it is ultimately determined that such indemnitee is not entitled to indemnification. The Amended and Restated Bylaws of each Delaware Corporation Guarantor state that the Delaware Corporation Guarantor shall hold indemnitees harmless to the fullest extent authorized by the DGCL.

The Certificate of Incorporation of each Delaware Corporation Guarantor limits the personal liability of the Delaware Corporation Guarantor directors to the fullest extent permitted by the DGCL.

Delaware Limited Liability Company Guarantors—AeroCon, LLC, Berry Plastics Acquisition Corporation XV, LLC, Berry Plastics Acquisition LLC X, Berry Plastics Design, LLC, Berry Plastics IK, LLC, BPRex Closures, LLC, BPRex Closure Systems, LLC, Caplas LLC, Caplas Neptune, LLC, Captive Plastics, LLC, Captive Plastics Holdings, LLC, Covalence Specialty Adhesives LLC, Covalence Specialty Coatings LLC, Kerr Group, LLC, Knight Plastics, LLC, Packerware, LLC, Pliant, LLC, Poly-Seal, LLC, Saffron Acquisition, LLC, Seal for Life Industries, LLC, Setco, LLC, Sun Coast Industries, LLC, and Uniplast Holdings, LLC (the “Delaware LLC Guarantors”).

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) permits a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Amended and Restated Limited Liability Company Agreement of each Delaware LLC Guarantor provides for the indemnification of each member, manager, and officer and their respective affiliates, and any and all officers, directors, shareholders, members, managers, employees and agents of any of the foregoing (such person, an “indemnitee”) to the fullest extent permitted under the DLLCA, except that the Delaware LLC Guarantor shall indemnify an indemnitee for a proceeding initiated by such indemnitee only if the proceeding was authorized by the Delaware LLC Guarantor’s manager. Expenses, including attorney fees, incurred by an indemnitee in defending a proceeding will, to the extent of available funds, be paid by the Company in advance of the final disposition of such proceeding, upon an undertaking by such indemnitee to repay such amount in the event of a final determination that such Indemnitee is not entitled to indemnification. The Amended and Restated Limited Liability Company Agreement of each Delaware LLC Guarantor states that the Delaware LLC Guarantor shall hold indemnitees harmless to the fullest extent authorized by the DLLCA. The Amended and

Restated Limited Liability Company Agreement of each Delaware LLC Guarantor provides that no member, manager or officer of the Delaware LLC Guarantor will be liable to the Delaware LLC Guarantor or any of its members for any act or failure to act to the maximum extent permitted under the DLLCA, and that no member, manager or officer will be liable to the Delaware LLC Guarantor or any of its members for good faith reliance on certain documents and other information.

Maryland Limited Partnership Guarantor—Grafco Industries Limited Partnership

Under Section 10-107 of the Maryland Revised Uniform Limited Partnership Act, a limited partnership has the power to indemnify and hold harmless any partner, employee, or agent of the limited partnership from and against any and all claims and demands whatsoever, except in the case of action or failure to act by a partner which constitutes, willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in its partnership agreement.

The Sixth Amended and Restated Certificate of Limited Partnership of Grafco Industries Limited provides that the limited partner does not have any liability for the obligations of Grafco Industries Limited except as provided under the Maryland Revised Uniform Limited Partnership Act.

Utah Corporation Guarantor—Pliant Corporation International

Section 16-10a-902 of the Utah Revised Business Corporations Act (the “URBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the corporation’s best interests, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 16-10a-902(4) states that a corporation may not indemnify a director under Section 16-10a-902 if, in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or, in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. Section 16-10a-906 of the URBCA provides that a company may not indemnify a director under Section 16-10a-902 unless a determination has been made in the specific case that indemnification is permissible under the standards set forth in Section 16-10a-902.

Section 16-10a-903 of the URBCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

Section 16-10a-904 of the URBCA provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902, the director furnishes to the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification under the URBCA.

Section 16-10a-905 of the URBCA provides that, unless a corporation’s articles of incorporation provide otherwise, a director of the corporation who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner: (1) if the court determines that the director is entitled to mandatory indemnification under Section 16-10a-903, the court shall order indemnification, in which case the court shall also order the corporation to pay the director’s reasonable expenses incurred to obtain court-ordered indemnification; and (2) if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the applicable standard of conduct set forth in Section 16-10a-902 or was adjudged liable as described in Subsection 16-10a-902(4), the court may order indemnification as the court determines to be proper, except that the indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in Subsection 16-10a-902(4) is limited to reasonable expenses incurred.

Section 16-10a-907 of the URBCA provides that, unless a corporation’s articles of incorporation provide otherwise, an officer of the corporation is entitled to mandatory indemnification under Section 16-10a-903, and is entitled to apply for court-ordered indemnification under Section 16-10a-905, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and (3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Section 16-10a-841 of the URBCA permits a corporation, if so provided in the articles of incorporation or in the bylaws, a corporation may eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for improper financial benefits received by a director, intentional inflictions of harm on the corporation or its shareholders, payment of dividends to shareholders that render the corporation insolvent, and (iv) intentional violations of criminal law.

The Articles of Incorporation of Pliant Corporation International provide that it shall indemnify and advance expenses to its officers, employees, fiduciaries or agents and to any person serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person to the fullest extent permitted by Utah law. The Amended and Restated Bylaws of Pliant Corporation International further provide for indemnification, to the fullest extent permitted by the URBCA, of any director or officer of Pliant Corporation International (and their legal representatives), and of any person serving at the request of Pliant Corporation International as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), except that Pliant Corporation International shall indemnify an indemnitee for a proceeding initiated by such indemnitee only if the proceeding was authorized by Pliant Corporation International’s board of directors. The Amended and Restated Bylaws of Pliant Corporation International provide for mandatory advancement of expenses to indemnitees defending any proceeding in advance of its final disposition upon an undertaking to repay such amounts advanced if it is ultimately determined that such indemnitee is not entitled to indemnification. The Amended and Restated Bylaws of Pliant Corporation International states that Pliant Corporation International shall hold indemnitees harmless to the fullest extent authorized by the URBCA.

The Articles of Incorporation of Pliant Corporation International limit the personal liability of Pliant Corporation International directors to the fullest extent permitted by Utah law.

Wisconsin Corporation Guarantor—Prime Label & Screen Incorporated

Section 180.0851 of the Wisconsin Business Corporation Law (the “WBCL”) requires a corporation to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation. In cases where a director or officer is not successful on the merits or otherwise in the defense of a proceeding, a corporation is required to indemnify a director or officer against liability incurred by the director or officer in a proceeding if such person was a party to such proceeding because he or she is a director or officer of the corporation unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a corporation’s articles of incorporation or by-laws, a written agreement between the director or officer and the corporation or a resolution of the board of directors or the shareholders.

Unless otherwise provided in the articles of incorporation or by-laws, or by written agreement between the director or officer and the corporation, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners as specified in Section 180.0855 of the WBCL: (i) by majority vote of a quorum of disinterested members of the board of directors, or if such disinterested quorum cannot be obtained, by a majority vote of a committee of two or more disinterested directors; (ii) by independent legal counsel chosen by a quorum of disinterested directors or its committee (or if unable to obtain such a quorum or committee, by a majority vote of the full board of directors); (iii) by a panel of three arbitrators (one of which is chosen by a quorum of disinterested directors); (iv) by the vote of the shareholders; (v) by a court; or (vi) by any other method provided for in any additional right to indemnification under Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation, pursuant to Section 180.0853 of the WBCL, at such time as the director or officer furnishes to the corporation written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties, and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

The Amended and Restated Bylaws of Prime Label & Screen Incorporated provide for indemnification, to the fullest extent permitted by the WBCL, of any director or officer of Prime Label & Screen Incorporated (and their legal representatives), and of any person serving at the request of Prime Label & Screen Incorporated as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), except that Prime Label & Screen Incorporated shall indemnify an indemnitee for a proceeding initiated by such indemnitee only if the proceeding was authorized by Prime Label & Screen Incorporated’s board of directors. The Amended and Restated Bylaws of Prime Label & Screen Incorporated provide for mandatory advancement of expenses to indemnitees defending any proceeding in advance of its final disposition upon an undertaking to repay such amounts advanced if it is ultimately determined that such indemnitee is not entitled to indemnification. The Amended and Restated Bylaws of Prime Label & Screen Incorporated states that Prime Label & Screen Incorporated shall hold indemnitees harmless to the fullest extent authorized by the WBCL.

Item 16.	Exhibits.

The list of exhibits is set forth under “Index to Exhibits” at the end of this registration statement and is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue; and

(8) to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY PLASTICS GROUP, INC.

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer)	May 5, 2014

/s/ James M. Till James M. Till	Controller (Principal Accounting Officer)	May 5, 2014

* B. Evan Bayh	Director	May 5, 2014

* Jonathan F. Foster	Director	May 5, 2014

* Joshua J. Harris	Director	May 5, 2014

* David B. Heller	Director	May 5, 2014

Signature	Title	Date

* Idalene F. Kesner	Director	May 5, 2014

* Carl J. Rickertsen	Director	May 5, 2014

* Ronald S. Rolfe	Director	May 5, 2014

* Robert V. Seminara	Director	May 5, 2014

*By:	/s/ Mark W. Miles	Attorney-in-Fact	May 5, 2014
Mark W. Miles

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY PLASTICS CORPORATION

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

AEROCON, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY PLASTICS ACQUISITION CORPORATION V

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY PLASTICS ACQUISITION CORPORATION IX

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY PLASTICS ACQUISITION CORPORATION XI

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY PLASTICS ACQUISITION CORPORATION XII

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY PLASTICS ACQUISITION CORPORATION XIII

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY PLASTICS ACQUISITION CORPORATION XV, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY PLASTICS ACQUISITION LLC X

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY PLASTICS DESIGN, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY PLASTICS FILMCO, INC.

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY PLASTICS IK, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY PLASTICS OPCO, INC.

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY PLASTICS SP, INC.

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY PLASTICS TECHNICAL SERVICES, INC.

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BERRY STERLING CORPORATION

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BPREX CLOSURES KENTUCKY INC.

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BPREX CLOSURES, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BPREX CLOSURE SYSTEMS, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

BPREX DELTA INC.

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

CAPLAS LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

CAPLAS NEPTUNE, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

CAPTIVE PLASTICS, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

CAPTIVE PLASTICS HOLDINGS, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

CARDINAL PACKAGING, INC.

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

COVALENCE SPECIALTY ADHESIVES LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

CPI HOLDING CORPORATION

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

COVALENCE SPECIALTY COATINGS LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

GRAFCO INDUSTRIES LIMITED PARTNERSHIP

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Captive Neptune, LLC, General Partner	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

KERR GROUP, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

KNIGHT PLASTICS, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

PACKERWARE, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

PESCOR, INC.

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

PLIANT CORPORATION INTERNATIONAL

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

PLIANT, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

POLY-SEAL, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

PRIME LABEL & SCREEN INCORPORATED

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

ROLLPAK CORPORATION

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

SAFFRON ACQUISITION, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

SEAL FOR LIFE INDUSTRIES, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

SETCO, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

SUN COAST INDUSTRIES, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

UNIPLAST HOLDINGS, LLC

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	General Counsel and Secretary, Berry Plastics Corporation, Manager	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

UNIPLAST U.S., INC.

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

VENTURE PACKAGING, INC.

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 5th day of May, 2014.

VENTURE PACKAGING MIDWEST, INC.

By:	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jonathan D. Rich and Mark W. Miles and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jonathan D. Rich Jonathan D. Rich	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2014

/s/ Mark W. Miles Mark W. Miles	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	May 5, 2014

/s/ Jason K. Greene Jason K. Greene	Director	May 5, 2014

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Berry Plastics Group, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on December 17, 2012).

3.2	Bylaws, as amended, of Berry Plastics Group, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 29, 2014).

4.1	Form of Common Stock Certificate of Berry Plastics Group, Inc. (incorporated by reference to Exhibit 4.27 of Amendment No. 5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-180294) filed on September 19, 2012).

4.2	Form of Preferred Stock Certificate of Berry Plastics Group, Inc.*

4.3	Form of Indenture of Berry Plastics Corporation.

4.4	Form of Debt Security of Berry Plastics Corporation (included in Exhibit 4.3).

4.5	Income Tax Receivable Agreement, dated as of November 29, 2012, by and among Berry Plastics Group, Inc. and Apollo Management Fund VI, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 10-K filed on December 17, 2012).

4.6	Amendment No. 1 to the Amended and Restated Stockholders Agreement, by and among Berry Plastics Group, Inc., and the stockholders of the Corporation listed on schedule A thereto, dated as of October 2, 2012 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 10-K filed on December 17, 2012).

5.1	Opinion of Wachtell, Lipton, Rosen & Katz with respect to Common Stock and Preferred Stock.**

5.2	Opinion of Wachtell, Lipton, Rosen & Katz with respect to Debt Securities.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Power of Attorney (included in signature pages).

25.1	Form of T-1 Statement of Eligibility under the Trustee Indenture Act of 1939, of U.S. Bank National Association, as Trustee under the Indenture of Berry Plastics Corporation.

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Previously filed as an exhibit to the Registration Statement.